Exhibit 99.1

Zumiez Inc. Reports March 2009 Sales Results

Net Sales Decreased 5.4% to $29.8 Million

March 2009 Comparable Store Sales Decreased 17.9%

EVERETT, Wash.--(BUSINESS WIRE)--April 8, 2009--Zumiez Inc. (NASDAQ: ZUMZ) a leading specialty retailer of action sports related apparel, footwear, equipment and accessories, today announced that total net sales for the five-week period ended April 4, 2009 decreased 5.4% to $29.8 million, compared to $31.5 million for the five-week period ended April 5, 2008. The company's comparable store sales decreased 17.9% for the five-week period, versus a comparable store sales decrease of 3.0% in the year ago period.

To hear the Zumiez prerecorded February sales message, please dial (585) 295-6795 (no passcode is required).

About Zumiez Inc.

Zumiez is a leading specialty retailer of action sports related apparel, footwear, equipment and accessories. Our stores cater to young men and women between ages 12-24, focusing on skateboarding, surfing, snowboarding, motocross and BMX. As of April 4, 2009 we operate 350 stores, which are primarily located in shopping malls and our web site address is www.zumiez.com.

CONTACT:
Zumiez Inc.
Trevor Lang, 425-551-1500, ext. 1564
Chief Financial Officer
or
Investor:
Integrated Corporate Relations
Chad Jacobs / Brendon Frey
203-682-8200